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                                                            EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post Effective Amendment No. 13 to Registration Statement No. 33-29292 of Comverse Technology, Inc. on Form S-8 of our report dated February 5, 1997, appearing in the Annual Report on Form 10-K of Comverse Technology, Inc. for the year ended December 31, 1996.

Deloitte & Touche LLP

New York, New York
May 19, 1997